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TRUST                                       FUND NAME                         CUSIP       ISSUER/ SECURITY DESCRIPTION
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
Columbia Funds Variable Insurance Trust I   Columbia High Yield Fund, VS      74955WAJ8   R.H.Donnelley Corp. 8.875% 10/15/2017
Columbia Funds Variable Insurance Trust I   Columbia High Yield Fund, VS      74955WAJ8   R.H.Donnelley Corp. 8.875% 10/15/2017
Columbia Funds Variable Insurance Trust I   Columbia Mid Cap Growth Fund,VS   336433107   First Solar, Inc.
Columbia Funds Variable Insurance Trust I   Columbia Mid Cap Growth Fund,VS   253868103   Digital Realty Trust Inc.
Columbia Funds Variable Insurance Trust I   Columbia Mid Cap Growth Fund,VS   80007P109   SandRidge Energy, Inc.
Columbia Funds Variable Insurance Trust I   Columbia Mid Cap Growth Fund,VS   20605P101   Concho Resources Inc.

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                                                                                     FACE VALUE
                                            NOTE /                                   BOND / # OF                  AMOUNT
                                            BOND /    PURCHASE                         SHARES         SHARE      PAID BY
TRUST                                       EQUITY      DATE      SELLING BROKER**    PURCHASED    PRICE / PAR     FUND     FYE
--------------------------------------------------------------------------------------------------------------------------------
Columbia Funds Variable Insurance Trust I   Bond      9/19/2007   J.P. Morgan          520,000       100.0000    520,000   12/31
Columbia Funds Variable Insurance Trust I   Bond      10/2/2007   J.P. Morgan          130,000       100.0000    130,000   12/31
Columbia Funds Variable Insurance Trust I   Equity    8/10/2007   Credit Suisse          2,429        95.0000    230,755   12/31
Columbia Funds Variable Insurance Trust I   Equity   10/17/2007   Merrill Lynch          3,416        39.3800    134,522   12/31
Columbia Funds Variable Insurance Trust I   Equity    11/5/2007   Lehman Brothers        3,006        26.0000     78,156   12/31
Columbia Funds Variable Insurance Trust I   Equity   12/13/2007   J.P. Morgan           10,355        18.0500    186,908   12/31
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